April 16, 1997





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC   20549

Re:      Central Maine Power Company
         Definitive Additional Proxy Materials
         File No. 1-5139

Ladies and Gentlemen:

     Transmitted herewith through the EDGAR system is definitive additional proxy material of Central Maine Power Company. This material is being sent to holders of the Company's 6% Preferred Stock and Dividend Series Preferred Stock on April 16, 1997.

         Please direct any questions or comments to me at (207) 621-4795.

                            Very truly yours,


                            Anne M. Pare
                            Corporate Counsel and Secretary


                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement

[  ]  Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))

[  ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[  ]  Soliciting Material Pursuant to ss240.14a-11(c) or ss240.14a-12

                (Name of Registrant as Specified In Its Charter)

                           Central Maine Power Company



     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[  ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid
         .....................................................

         2)  Form, Schedule or Registration Statement No.:
         .....................................................

         3)  Filing Party:
         .....................................................

         4)  Date Filed:
         .....................................................


                                                              April 16, 1997



Name
Firm
Street Address
City, State Zip

Dear  :

     Since you are a significant investor in the preferred equity issues of Central Maine Power Company, I am enclosing the proxy statement and annual report sent out to shareholders in connection with the forthcoming Annual Meeting of Shareholders to be held on May 15, 1997.

     Knowing that your shares are held through a custodian bank or broker and that the normal distribution of these materials requires several steps that could delay their reaching you, I thought you would appreciate receiving your personal copy of these materials. You will receive a proxy voting ballot through the normal distribution.

     Since the issues to be voted on are very important to Central Maine Power Company, we would very much appreciate the opportunity to discuss them with you. Toward this end, management of the Company or our solicitor, Corporate Investor Communications, will contact you in the near future, as mentioned in the proxy statement. In the interim, however, please give us a call if you have any questions.

                                         Sincerely yours,



                                         David T. Flanagan